                                                                  EXHIBIT (8)(j)

                      AMENDMENT TO PARTICIPATION AGREEMENT
              Franklin Templeton Variable Insurance Products Trust
                      Franklin Templeton Distributors, Inc.
                    Farmers New World Life Insurance Company

The participation agreement, dated as of May 15, 2000, by and among Franklin Templeton Variable Insurance Products Trust, Franklin Templeton Distributors, Inc. and Farmers New World Life Insurance Company (the "Agreement") is hereby amended as follows:

        Schedules C, D, E and F of the Agreement are hereby deleted in their entirety and replaced with the Schedules C, D, E and F attached hereto, respectively.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date as of April 1, 2001.

Franklin Templeton Variable Insurance Products Trust      Franklin Templeton Distributors, Inc.
----------------------------------------------------      -------------------------------------
By:  /s/ Karen L. Skidmore                                By:  /s/ Philip J. Kearns
   -----------------------------------------                 ----------------------------------
Name:  Karen L. Skidmore                                  Name:  Philip J. Kearns
Title: Assistant Vice President                           Title: Vice President

Farmers New World Life Insurance Company
----------------------------------------


By:  /s/ John R. Patton
   -----------------------------------------
Name:   John R. Patton
Title:  Assistant Vice President and Corporate Secretary

                                   SCHEDULE C

  AVAILABLE PORTFOLIOS AND CLASSES OF SHARES OF THE TRUST; INVESTMENT ADVISERS


Franklin Templeton Variable Insurance Products Trust             Investment Adviser
----------------------------------------------------             ------------------
Franklin Small Cap Fund, Class 2                                 Franklin Advisers, Inc.
Templeton Asset Strategy Fund, Class 2                           Templeton Investment Counsel, LLC
Templeton Developing Markets Securities Fund, Class 2            Templeton Asset Management, Ltd.

                                   SCHEDULE D

                            CONTRACTS OF THE COMPANY

                                    CONTRACT 1                 CONTRACT 2
                                    ----------                 ----------
CONTRACT/PRODUCT NAME         Farmers Variable Annuity   Farmers Flexible
                                                         Premium Variable Life
                                                         Policy

REGISTERED (Y/N)              Y                          Y



SEC REGISTRATION NUMBER       333-85183                  333-84023



REPRESENTATIVE FORM NUMBERS   2000-398



SEPARATE ACCOUNT NAME/DATE    Farmers Annuity            Farmers Variable Life
ESTABLISHED                   Separate Account A/        Separate Account A/
                              April 6, 1999              April 6, 1999


SEC REGISTRATION NUMBER       811-09547                  811-09507



PORTFOLIOS AND                Franklin Small Cap         Franklin Small Cap
CLASSES-ADVISER               Fund, Class 2--Franklin    Fund, Class
                              Advisers, Inc.;            2--Franklin
                              Templeton Asset            Advisers, Inc.;
                              Strategy Fund,             Templeton Asset
                              Class 2--Templeton         Strategy Fund,
                              Investment Counsel,        Class 2--Templeton
                              LLC; Templeton             Investment Counsel,
                              Developing Markets         LLC; Templeton
                              Securities Fund,           Developing Markets
                              Class 2--Templeton         Securities Fund,
                              Asset Management, Ltd.     Class 2--Templeton
                                                         Asset Management, Ltd.

                                   SCHEDULE E

        OTHER PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

        CALVERT VARIABLE SERIES, INC.
                Social Small Cap Growth Portfolio

        DREYFUS VARIABLE INVESTMENT FUND
                Quality Bond Portfolio
                Small Cap Portfolio

        DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

        FIDELITY VARIABLE INSURANCE PRODUCTS FUNDS
                VIP Growth
                Fidelity VIP Mid Cap

        FIDELITY VARIABLE INSURANCE PRODUCTS II FUND
                VIP II 500 Index

        GOLDMAN SACHS VARIABLE INSURANCE TRUST
                Capital Growth Fund
                CORE(SM) Small Cap Equity Fund
                Mid Cap Value Fund

        JANUS ASPEN SERIES
                Aggressive Growth Portfolio
                Balanced Portfolio
                Capital Appreciation Portfolio

        KEMPER VARIABLE SERIES
                Kemper Government Securities Portfolio
                Kemper High Yield Portfolio
                Kemper Small Cap Growth Portfolio
                KVS Dreman High Return Equity Portfolio

        PIMCO VARIABLE INSURANCE TRUST
                Foreign Bond Portfolio
                Low Duration Bond Portfolio

        SCUDDER VARIABLE LIFE INVESTMENT FUND
                Bond Portfolio
                Global Discovery Portfolio
                Growth and Income Portfolio
                International Portfolio
                Money Market Portfolio

        WM VARIABLE TRUST
                Equity Income Fund
                Mid Cap Stock Fund
                Small Cap Stock Fund



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

                                   SCHEDULE F

                                RULE 12b-1 PLANS

COMPENSATION SCHEDULE

Each Portfolio named below shall pay the following amounts pursuant to the terms and conditions referenced below under its Class 2 Rule 12b-1 Distribution Plan, stated as a percentage per year of Class 2's average daily net assets represented by shares of Class 2.

PORTFOLIO NAME                                   MAXIMUM ANNUAL PAYMENT RATE
--------------                                   ---------------------------
Franklin Small Cap Fund                                   0.25%
Templeton Asset Strategy Fund                             0.25%
Templeton Developing Markets Fund                         0.25%

AGREEMENT PROVISIONS

        If the Company, on behalf of any Account, purchases Trust Portfolio shares ("Eligible Shares") which are subject to a Rule 12b-1 plan adopted under the 1940 Act (the "Plan"), the Company may participate in the Plan.

        To the extent the Company or its affiliates, agents or designees (collectively "you") provide any activity or service which is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares ("Rule 12b-1 Services") or variable contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, "we") may pay you a Rule 12b-1 fee. "Rule 12b-1 Services" may include, but are not limited to, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), education of Contract Owners, answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, or providing other services eligible for service fees as defined under NASD rules. Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the Compensation Schedule stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus). The Rule 12b-1 fee will be paid to you within thirty (30) days after the end of the three-month periods ending in January, April, July and October.

        You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Trustees") with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

        The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty
(60) days' written notice, without payment of any penalty. The Plans may also be terminated by any act that terminates the Underwriting Agreement between the Underwriter and the Trust, and/or the management or administration agreement between Franklin Advisers, Inc. and its affiliates and the Trust. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule F relating to the Plans will also terminate. You agree that your selling agreements with persons or entities through whom you intend to distribute Contracts will provide that compensation paid to such persons or entities may be reduced if a Portfolio's Plan is no longer effective or is no longer applicable to such Portfolio or class of shares available under the Contracts.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.

The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule F, in the event of any inconsistency.

You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.



                                       6